Exhibit 99.1

Turning Point Brands Announces Fourth Quarter and Full Year 2023 Results

-Net Sales for Q4 2023 Zig-Zag and Stoker’s Products Increased 5.9 Percent Year-Over-Year
-Adjusted EBITDA for Q4 2023 of $24.8 Million Increased 7.5 Percent Year-Over-Year
-FY 2023 Free Cash Flow of $61.2 Million

LOUISVILLE, KY – February 28, 2024 – Turning Point Brands, Inc. (“TPB” or “the Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, announced today financial results for the fourth quarter and full year ended December 31, 2023.

Q4 2023 vs. Q4 2022

•	Total consolidated net sales decreased 6.1% to $97.1 million
o	Zig-Zag Products net sales decreased by 2.9%
o	Stoker’s Products net sales increased by 18.6%
o	Creative Distribution Solutions net sales decreased by 43.7%
•	Gross profit increased 1.9% to $50.5 million
•	Net income increased $26.4 million to $10.1 million
•	Adjusted net income increased 15.9% to $15.3 million (see Schedule B for a reconciliation to net income)
•	Adjusted EBITDA increased 7.5% to $24.8 million (see Schedule A for a reconciliation to net income)
•	Diluted EPS of $0.53 and Adjusted Diluted EPS of $0.79 compared to $(0.93) and $0.69 in the same period one year ago, respectively (see Schedule B for a reconciliation to Diluted EPS)

FY 2023 vs. FY 2022

•	Total consolidated net sales decreased 2.3% to $405.4 million
o	Zig-Zag Products net sales decreased by 5.2%
o	Stoker’s Products net sales increased by 10.5%
o	Creative Distribution Solutions net sales decreased by 14.3%
•	Gross profit decreased 1.1% to $203.2 million
•	Net income increased 230.4% to $38.5 million
•	Adjusted net income increased 1.1% to $56.8 million (see Schedule B for a reconciliation to net income)
•	Adjusted EBITDA decreased 2.4% to $95.3 million (see Schedule A for a reconciliation to net income)
•	Diluted EPS of $2.01 and Adjusted Diluted EPS of $2.91 compared to $0.64 and $2.83 in the same period one year ago, respectively (see Schedule B for a reconciliation to Diluted EPS)

Graham Purdy, President and CEO, commented: “Our fourth quarter results were at the high-end of our expectations. The Zig-Zag segment was stable from the previous year excluding the impact of a discontinued product line and is well positioned to return to growth in 2024. Stoker’s had an outstanding quarter posting its highest growth rate in over four years led by double-digit growth year-over-year in Stoker’s MST. We also had strong free cash flow generation during the year allowing us to build a cash balance to address the remaining principal amount of our convertible notes at maturity in July. Our outlook for 2024 is positive as we expect solid growth in our Zig-Zag and Stoker’s Products businesses.”

Zig-Zag Products Segment (46% of total net sales in the quarter)

For the fourth quarter, Zig-Zag Products net sales decreased 2.9% to $45.1 million due to the discontinuation of an unprofitable product line in Canada that impacted sales by $1.4 million.

For the quarter, the Zig-Zag Products segment gross profit decreased 1.0% to $25.5 million. Gross margin increased 100 basis points to 56.5% driven by product mix.

For the full year, net sales of Zig-Zag Products decreased 5.2% to $180.5 million due to the reduction of trade inventory earlier in the year and the discontinuation of an unprofitable product line in Canada that impacted sales by $4.9 million.

For the full year, Zig-Zag Products segment gross profit decreased 5.2% to $101.1 million. Gross margin was steady at 56.0%.

“Our US Zig-Zag papers and alternative channel business posted a strong quarter with double-digit growth to close the year,” said Purdy. “With the reduction of trade inventory through the year, Zig-Zag is now positioned to return to growth aided by industry secular growth trends and internal growth initiatives.”

Stoker’s Products Segment (39% of total net sales in the quarter)

For the fourth quarter, Stoker’s Products net sales increased 18.6% to $38.0 million on double-digit growth of MST and high-single-digit growth of loose-leaf. For the fourth quarter, total Stoker’s Products segment volume increased 14.2%, while price / mix increased 4.4%.

For the quarter, the Stoker’s Products segment gross profit increased 27.2% to $21.9 million. Gross margin expanded 380 basis points to 57.6% due to MST pricing gains and operating leverage.

For the full year, net sales of Stoker’s Products increased 10.5% to $144.6 million on double-digit growth of MST and low-single-digit growth of loose-leaf. For the full year, total Stoker’s Products segment volume increased 4.2%, while price / mix increased 6.3%.

For the full year, the Stoker’s Products segment gross profit increased 14.9% to $81.9 million. Gross margin increased 210 basis points to 56.6% due to MST pricing gains.

“Stoker’s had an exceptional quarter with strong market share gains in both the MST and loose-leaf categories as its value proposition continues to resonate with consumers,” continued Purdy. “We are excited about the planned expansion of our FRĒ white nicotine pouch product throughout the year.”

Performance Measures in the Fourth Quarter

Fourth quarter consolidated selling, general and administrative (“SG&A”) expenses were $30.9 million compared to $31.2 million in the fourth quarter of 2022.

Fourth quarter SG&A included the following notable items:

•	$1.9 million of stock options, restricted stock and incentive expense compared to $1.2 million in the year-ago period
•	$1.0 million of FDA PMTA-related expenses for modern oral products compared to $0.3 million in the year-ago period
•	$0.2 million of restructuring costs compared to $1.8 million in the year-ago period
•	$0.1 million of ERP / CRM duplicative system costs compared to $0.3 million of ERP / CRM scoping expenses in the year-ago period

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Total gross debt as of December 31, 2023 was $368.5 million. Net debt (total gross debt less unrestricted cash) at December 31, 2023 was $250.7 million. The Company ended the quarter with total liquidity of $177.9 million, comprised of $117.9 million in cash and $60.0 million of revolving credit facility capacity.

During the quarter, the Company received a net federal excise tax refund of $4.3 million, which is included in other operating income and $0.8 million of interest income related to the refund, which is included in net interest expense. The Company also recorded $4.0 million in other income related to a legal settlement receivable and a $1.0 million impairment of a minority investment in a development stage venture.

2024 Outlook

Management expects full-year 2024 adjusted EBITDA to be $95 to $100 million. This excludes any contribution from our CDS business which contributed a little over $2 million of EBITDA in FY 2023.

Creative Distribution Solutions (“CDS”) (15% of total net sales in the quarter)

For the fourth quarter, CDS net sales were $14.1 million, gross profit was $3.1 million, and gross margin was 22.4%.

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 10:00 a.m. Eastern on Wednesday, February 28, 2024. Investment community participants should dial in 10 minutes ahead of time using the toll-free number 888-330-2502 (international participants should call 240-789-2713), and follow the audio prompts after typing in the event ID: 6640134. A live listen-only webcast of the call will be available on the Events and Presentations section of the investor relations portion of the Company website (www.turningpointbrands.com). A replay of the webcast will be available on the site two hours following the call.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Operating Income (Loss) and Free Cash Flow. A reconciliation of these non-GAAP financial measures accompanies this release.

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic Zig-Zag® and Stoker’s® brands. TPB’s products are available in more than 215,000 retail outlets in North America, and on sites such as www.zigzag.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contacts

Turning Point Brands, Inc.:
Louie Reformina, Senior Vice President, CFO
Turning Point Brands, Inc.
502.774.9238
ir@tpbi.com

Financial Statements Follow:

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Income
(dollars in thousands except share data)
(unaudited)

	Three Months Ended December 31,
	2023	2022
Net sales	$97,120	$103,392
Cost of sales	46,596	53,829
Gross profit	50,524	49,563
Selling, general, and administrative expenses	30,916	31,245
Other operating income, net	(4,345)	-
Operating income	23,953	18,318
Interest expense, net	2,632	4,382
Investment loss	934	7,229
Other income	(4,000)	-
Goodwill and intangible impairment loss	-	27,566
Loss (gain) on extinguishment of debt	194	(885)
Income (loss) before income taxes	24,193	(19,974)
Income tax expense (benefit)	14,328	(3,857)
Consolidated net income (loss)	9,865	(16,117)
Net (loss) income attributable to non-controlling interest	(244)	200
Net income (loss) attributable to Turning Point Brands, Inc.	$10,109	$(16,317)

Basic income (loss) per common share:
Net income (loss) attributable to Turning Point Brands, Inc.	$0.57	$(0.93)
Diluted income (loss) per common share:
Net income (loss) attributable to Turning Point Brands, Inc.	$0.53	$(0.93)
Weighted average common shares outstanding:
Basic	17,604,313	17,530,278
Diluted	20,153,157	17,530,278

Supplemental disclosures of statement of income information:
Excise tax expense	$5,137	$5,771
FDA fees	$138	$158

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Income
(dollars in thousands except share data)
(unaudited)

	For the year ended December 31,
	2023	2022
Net sales	$405,393	$415,013
Cost of sales	202,152	209,475
Gross profit	203,241	205,538
Selling, general, and administrative expenses	125,009	130,024
Other operating income, net	(4,345)	-
Operating income	82,577	75,514
Interest expense, net	14,645	19,524
Investment loss	11,914	13,303
Other income	(4,000)	-
Goodwill and intangible impairment loss	-	27,566
Gain on extinguishment of debt	(1,664)	(885)
Income before income taxes	61,682	16,006
Income tax expense	23,901	4,849
Consolidated net income	37,781	11,157
Net loss attributable to non-controlling interest	(681)	(484)
Net income attributable to Turning Point Brands, Inc.	$38,462	$11,641

Basic income per common share:
Net income attributable to Turning Point Brands, Inc.	$2.19	$0.65
Diluted income per common share:
Net income attributable to Turning Point Brands, Inc.	$2.01	$0.64
Weighted average common shares outstanding:
Basic	17,578,270	17,899,794
Diluted	20,467,406	18,055,015

Supplemental disclosures of statement of income information:
Excise tax expense	$20,575	$23,274
FDA fees	$586	$623

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Balance Sheets
(dollars in thousands except share data)
(unaudited)

	December 31,
ASSETS	2023	2022
Current assets:
Cash	$117,886	$106,403
Accounts receivable, net of allowances of $78 in 2023 and $114 in 2022	9,989	8,377
Inventories, net	98,960	119,915
Other current assets	40,781	22,959
Total current assets	267,616	257,654
Property, plant, and equipment, net	25,300	22,788
Deferred income taxes	1,468	8,443
Right of use assets	11,480	12,465
Deferred financing costs, net	2,450	282
Goodwill	136,250	136,253
Other intangible assets, net	80,942	83,592
Master Settlement Agreement (MSA) escrow deposits	28,684	27,980
Other assets	15,166	22,649
Total assets	$569,356	$572,106

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,407	$8,355
Accrued liabilities	33,635	33,001
Current portion of long-term debt, net	58,294	-
Other current liabilities	-	20
Total current liabilities	100,336	41,376
Notes payable and long-term debt	307,064	406,757
Lease liabilities	9,950	10,593
Total liabilities	417,350	458,726

Commitments and contingencies

Stockholders' equity:
Preferred stock; $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; 19,922,137 issued shares, 17,605,677 outstanding shares at December 31, 2023, and 19,801,623 issued shares, 17,485,163 outstanding shares at December 31, 2022	199	198
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares -0-	-	-
Additional paid-in capital	119,075	113,242
Cost of repurchased common stock (2,316,460 shares at December 31, 2023 and 2022)	(78,093)	(78,093)
Accumulated other comprehensive loss	(2,648)	(2,393)
Accumulated earnings	112,443	78,691
Non-controlling interest	1,030	1,735
Total stockholders' equity	152,006	113,380
Total liabilities and stockholders' equity	$569,356	$572,106

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	For the Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Consolidated net income	$37,781	$11,157
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on extinguishment of debt	(1,664)	(885)
Loss (gain) on sale of property, plant, and equipment	90	(9)
Loss on goodwill impairment	-	25,585
Loss on intangible asset impairment	-	1,982
Gain on insurance recovery of inventory loss	(15,181)	-
Loss on investments	12,177	13,570
Depreciation and other amortization expense	3,262	3,388
Amortization of other intangible assets	3,096	1,911
Amortization of deferred financing costs	2,445	2,576
Deferred income tax expense (benefit)	7,024	(6,506)
Stock compensation expense	6,561	5,273
Noncash lease income	(82)	(29)
Gain on MSA escrow deposits	-	(54)
Changes in operating assets and liabilities:
Accounts receivable	(1,609)	(2,103)
Inventories	20,977	(32,653)
Other current assets	(3,533)	4,581
Other assets	(4,835)	420
Accounts payable	(14)	1,240
Accrued liabilities and other	386	830
Net cash provided by operating activities	66,881	30,273

Cash flows from investing activities:
Capital expenditures	$(5,707)	$(7,685)
Payments for investments	(202)	(1,000)
Restricted cash, MSA escrow deposits	-	(10,170)
Proceeds on the sale of property, plant and equipment	3	62
Net cash used in investing activities	(5,906)	(18,793)

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Cash Flows (Cont.)
(dollars in thousands)
(unaudited)

	For the Year Ended December 31,
	2023	2022
Cash flows from financing activities:
Convertible Senior Notes repurchased	(41,794)	(9,000)
Proceeds from call options	114	51
Payment of dividends	(4,497)	(4,250)
Payments of financing costs	(2,437)	-
Exercise of options	450	504
Redemption of options	(346)	(155)
Redemption of restricted stock units	(995)	(1,229)
Common stock repurchased	-	(29,224)
Net cash used in financing activities	$(49,505)	$(43,303)

Net increase (decrease) in cash	$11,470	$(31,823)
Effect of foreign currency translation on cash	$13	$(320)

Cash, beginning of period:
Unrestricted	$106,403	$128,320
Restricted	4,929	15,155
Total cash at beginning of period	$111,332	$143,475

Unrestricted	$117,886	$106,403
Restricted	4,929	4,929
Total cash at end of period	$122,815	$111,332

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Gross Profit and Adjusted Operating Income (Loss). We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Gross Profit and Adjusted Operating Income (Loss) are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Gross Profit and Adjusted Operating Income (Loss) are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income (loss) before interest expense, gain (loss) on extinguishment of debt, provision for (benefit from) income taxes, depreciation and amortization. We define “Adjusted EBITDA” as net income before interest expense, gain (loss) on extinguishment of debt, provision for (benefit from) income taxes, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Net Income” as net income excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Gross Profit: as gross profit excluding other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Operating Income (Loss)” as operating income  excluding other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Free Cash Flow” as “Net Cash provided by operating activities” less Capital expenditures.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. EBITDA, Adjusted Net Income, Adjusted EBITDA Adjusted Diluted EPS, Adjusted Gross Profit and Adjusted Operating Income (Loss) exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and are subject to inherent limitations. In addition, other companies in our industry may calculate these non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting their usefulness as comparative measures.

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,
	2023	2022
Net income (loss) attributable to Turning Point Brands, Inc.	$10,109	$(16,317)
Add:
Interest expense, net	2,632	4,382
Loss (gain) on extinguishment of debt	194	(885)
Income tax expense (benefit)	14,328	(3,857)
Depreciation expense	804	777
Amortization expense	851	538
EBITDA	$28,918	$(15,362)
Components of Adjusted EBITDA
Corporate and CDS restructuring (a)	199	1,825
ERP/CRM (b)	138	336
Stock options, restricted stock, and incentives expense (c)	1,901	1,170
Transactional expenses and strategic initiatives(d)	3	12
FDA PMTA (e)	1,003	289
Non-cash asset impairment (f)	1,015	34,836
FET refund (g)	(4,345)	-
Legal settlement (h)	(4,000)	-
Adjusted EBITDA	$24,832	$23,106

(a)	Represents costs associated with corporate and CDS restructuring, including severance.
(b)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(c)	Represents non-cash stock options, restricted stock, incentives expense and Solace performance stock units.
(d)	Represents the fees incurred for transaction expenses.
(e)	Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").
(f)	Represents impairment of goodwill, intangible and investment assets.
(g)	Represents federal excise tax refund included in other operating income, net.
(h)	Represents other income from litigation settlement.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	For the Year Ended December 31,
	2023	2022
Net income attributable to Turning Point Brands, Inc.	$38,462	$11,641
Add:
Interest expense, net	14,645	19,524
Gain on extinguishment of debt	(1,664)	(885)
Income tax expense	23,901	4,849
Depreciation expense	3,121	3,388
Amortization expense	3,237	1,911
EBITDA	$81,702	$40,428
Components of Adjusted EBITDA
Corporate and CDS restructuring (a)	389	3,444
ERP/CRM (b)	552	1,962
Stock options, restricted stock, and incentives expense (c)	6,561	5,273
Transactional expenses and strategic initiatives (d)	165	801
FDA PMTA (e)	2,098	4,554
Non-cash asset impairment (f)	12,177	41,136
FET refund (g)	(4,345)	-
Legal settlement (h)	(4,000)	-
Adjusted EBITDA	$95,299	$97,598

(a)	Represents costs associated with corporate and CDS restructuring, including severance.
(b)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(c)	Represents non-cash stock options, restricted stock, incentives expense and Solace performance stock units.
(d)	Represents the fees incurred for transaction expenses.
(e)	Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").
(f)	Represents impairment of goodwill, intangible and investment assets.
(g)	Represents federal excise tax refund included in other operating income, net.
(h)	Represents other income from litigation settlement.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS
(dollars in thousands except share data)
(unaudited)

	Three Months Ended December 31, 2023		Three Months Ended December 31, 2022
	Net Income	Diluted EPS	Net Income (Loss)	Diluted EPS
GAAP	$10,109	$0.53	$(16,317)	$(0.93)
Anti-dilutive impact (a)	-	0.00	-	0.20
Gain on extinguishment of debt (b)	146	0.01	(714)	(0.03)
Corporate and CDS restructuring (c)	150	0.01	1,473	0.07
ERP/CRM (d)	104	0.01	271	0.01
Stock options, restricted stock, and incentives expense (e)	1,434	0.07	944	0.05
Transactional expenses and strategic initiatives (f)	2	0.00	10	0.00
FDA PMTA (g)	757	0.04	233	0.01
Non-cash asset impairment (h)	766	0.04	28,109	1.35
FET refund (i)	(3,843)	(0.19)	-	-
Legal settlement (j)	(3,017)	(0.15)	-	-
Deferred tax valuation allowance (k)	8,383	0.42	-	-
Impact of quarterly tax items to effective tax rate (l)	311	0.02	(804)	(0.04)
Adjusted	$15,302	$0.79	$13,205	$0.69

Total may not foot due to rounding

Note: Quarterly tax rate used excludes impact of deferred tax valuation allowance.
(a)	Represents dilution of options and debt conversion that is anti-dilutive and not included for GAAP.
(b)	Represents gain on extinguishment of debt tax effected at the quarterly tax rate.
(c)	Represents costs associated with corporate and CDS restructuring, including severance tax effected at the quarterly tax rate.
(d)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses tax effected at the quarterly tax rate.
(e)	Represents non-cash stock options, restricted stock, incentives expense and Solace PRSUs tax effected at the quarterly tax rate.
(f)	Represents the fees incurred for transaction expenses tax effected at the quarterly tax rate.
(g)	Represents costs associated with applications related to the FDA PMTA tax effected at the quarterly tax rate.
(h)	Represents impairment of goodwill, intangible and investment assets tax effected at the quarterly tax rate.
(i)	Represents federal excise tax refund and related interest income effected at the quarterly tax rate.
(j)	Represents receivable from legal settlement tax effected at the quarterly tax rate.
(k)	Represents deferred tax valuation allowance.
(l)	Represents adjustment from quarterly tax rate to annual projected tax rate of 23% in 2023 and 2022.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS
(dollars in thousands except share data)
(unaudited)

	For the Year Ended December 31, 2023		For the Year Ended December 31, 2022
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP	$38,462	$2.01	$11,641	$0.64
Anti-dilutive impact (a)	-	(0.00)	-	0.09
Gain on extinguishment of debt (b)	(1,245)	(0.06)	(617)	(0.03)
Corporate and CDS restructuring (c)	291	0.01	2,401	0.11
ERP/CRM (d)	413	0.02	1,368	0.06
Stock options, restricted stock, and incentives expense (e)	4,910	0.24	3,676	0.17
Transactional expenses and strategic initiatives (f)	123	0.01	558	0.03
FDA PMTA (g)	1,570	0.08	3,174	0.15
Non-cash asset impairment (h)	9,114	0.45	28,674	1.35
FET refund (i)	(3,813)	(0.19)	-	-
Legal settlement (j)	(2,994)	(0.15)	-	-
Deferred tax valuation allowance (k)	8,383	0.41	-	-
Impact of annual tax items to effective tax rate (l)	1,587	0.08	5,309	0.25
Adjusted	$56,802	$2.91	$56,183	$2.83

Total may not foot due to rounding

Note: Annual tax rate used excludes impact of deferred tax valuation allowance.

(a)	Represents dilution of debt conversion that is anti-dilutive and not included for GAAP.
(b)	Represents gain on extinguishment of debt tax effected at the annual tax rate.
(c)	Represents costs associated with corporate and CDS restructuring, including severance tax effected at the annual tax rate.
(d)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses tax effected at the annual tax rate.
(e)	Represents non-cash stock options, restricted stock, incentives expense and Solace PRSUs tax effected at the annual tax rate.
(f)	Represents the fees incurred for transaction expenses tax effected at the annual tax rate.
(g)	Represents costs associated with applications related to the FDA PMTA tax effected at the annual tax rate.
(h)	Represents impairment of goodwill, intangible and investment assets tax effected at the annual tax rate.
(i)	Represents federal excise tax refund and related interest income effected at the annual tax rate.
(j)	Represents receivable from legal settlement tax effected at the annual tax rate.
(k)	Represents deferred tax valuation allowance.
(l)	Represents adjustment from annual tax rate to annual projected tax rate of 23% in 2023 and 2022.

Schedule C

Turning Point Brands, Inc.
Reconciliation of GAAP Operating Income (Loss) to Adjusted Operating Income (Loss)
(dollars in thousands)
(unaudited)

	Consolidated		Zig-Zag		Stoker's		Creative Distribution Solutions
	4th Quarter 2023	4th Quarter 2022	4th Quarter 2023	4th Quarter 2022	4th Quarter 2023	4th Quarter 2022	4th Quarter 2023	4th Quarter 2022

Net sales	$97,120	$103,392	$45,092	$46,444	$37,976	$32,010	$14,052	$24,938

Gross profit	$50,524	$49,563	$25,499	$25,768	$21,883	$17,210	$3,142	$6,585

Operating income (loss)	$23,953	$18,318	$20,968	$17,362	$12,533	$12,794	$(646)	$134
Adjustments:
Transactional expenses and strategic initiatives	3	12	-	-	-	-	-	-
FDA PMTA	1,003	289	-	-	-	-	-	-
Corporate and CDS restructuring	199	1,825	-	-	-	-	-	-
ERP/CRM	138	336	-	-	-	-	-	-
FET refund	(4,345)	-	-	-	(4,345)	-	-	-
Adjusted operating income (loss)	$20,951	$20,780	$20,968	$17,362	$8,188	$12,794	$(646)	$134

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule C

Turning Point Brands, Inc.
Reconciliation of GAAP Operating Income (Loss) to Adjusted Operating Income (Loss)
(dollars in thousands)
(unaudited)

	Consolidated		Zig-Zag		Stoker's		Creative Distribution Solutions
	YTD 2023	YTD 2022	YTD 2023	YTD 2022	YTD 2023	YTD 2022	YTD 2023	YTD 2022

Net sales	$405,393	$415,013	$180,455	$190,403	$144,609	$130,826	$80,329	$93,784

Gross profit	$203,241	$205,538	$101,055	$106,576	$81,887	$71,254	$20,299	$27,708

Operating income (loss)	$82,577	$75,514	$68,280	$73,342	$58,180	$53,331	$(383)	$1,506
Adjustments:
Transactional expenses and strategic initiatives	165	801	-	-	-	-	-	-
FDA PMTA	2,098	4,554	-	-	-	-	-	-
Corporate and CDS restructuring	389	3,444	-	-	-	-	190	-
ERP/CRM	552	1,962	-	-	-	-	-	-
FET refund	(4,345)	-	-	-	(4,345)	-	-	-
Adjusted operating income (loss)	$81,436	$86,275	$68,280	$73,342	$53,835	$53,331	$(193)	$1,506

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238